     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1997


                                                      REGISTRATION NO. 333-25027

--------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                                AMENDMENT NO. 2
                                       TO
                                    FORM S-3


            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------


        PROTECTIVE LIFE CORPORATION                   DELAWARE                  95-2492236
            PLC CAPITAL TRUST I                       DELAWARE                  72-6178732
       (Exact name of registrant as                (State or other           (I.R.S. Employer
         specified in its charter)                 jurisdiction of          Identification No.)
                                                  incorporation or
                                                    organization)


               2801 HIGHWAY 280 SOUTH, BIRMINGHAM, ALABAMA 35223
                                 (205) 879-9230

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           C/O DEBORAH J. LONG, ESQ.
                   SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                          PROTECTIVE LIFE CORPORATION
                             2801 HIGHWAY 280 SOUTH
                           BIRMINGHAM, ALABAMA 35223
                                 (205) 879-9230

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

        MICHAEL W. BLAIR, ESQ.                    PETER J. GORDON, ESQ.
         Debevoise & Plimpton                  Simpson Thacher & Bartlett
           875 Third Avenue                       425 Lexington Avenue
       New York, New York 10022                 New York, New York 10017
            (212) 909-6000                           (212) 455-2000

                            ------------------------

    Approximate date of commencement of proposed sale to the public: From time to time as determined by market conditions, after the effective date of this registration statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please following box. / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under ties Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check box and list the Securities Act registration statement number of the earlier effective registration statement for the same the following offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Act registration statement number of the earlier effective registration statement for the same offering. / /


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                            ------------------------

    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following table sets forth those expenses to be incurred by Protective Life in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.


Securities and Exchange Commission filing fee.....................  $  22,728
Rating agency fees................................................     75,000
Fees and expenses of Trustees.....................................      7,500
Blue Sky fees and expenses........................................      7,500
Printing and engraving expenses...................................     90,000
Accountant's fees and expenses....................................     25,000
Legal fees and expenses...........................................    190,000
Miscellaneous expenses............................................      7,272
                                                                    ---------
  Total...........................................................  $ 425,000
                                                                    ---------
                                                                    ---------


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 6.5 of Article VI of Protective Life's Restated Certificate of Incorporation provides that Protective Life shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Protective Life or was serving at the request of Protective Life as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans.

    Protective Life is empowered by Section 145 of the Delaware General Corporation Law, subject to the proceedings and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Protective Life) by reason of the fact that such person is or was an officer, employee, agent or director of Protective Life, or is or was serving at the request of Protective Life as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Protective Life, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Protective Life may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of Protective Life under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to Protective Life. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, Protective Life must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

    Policies of insurance are maintained by Protective Life under which directors and officers of Protective Life are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

    As permitted by Section 102 (b)(7) of the Delaware General Corporation Law, Protective Life's Restated Certificate of Incorporation also provides that no director shall be personally liable to Protective

Life or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to Protective Life or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

    Protective Life has entered into indemnity agreements with each of its directors which provide insurance protection in excess of the directors' and officers' liability insurance maintained by Protective Life and in force at the time up to $20 million and against certain liabilities excluded from such liability insurance. The agreements provide generally that, upon the happening of certain events constituting a change in control of Protective Life, Protective Life must obtain a $20 million letter of credit upon which the directors may draw for defense or settlement of any claim relating to performance of their duties as directors. Protective Life has similar agreements with certain of its executive officers under which Protective Life is required to provide up to $10 million in indemnification, although this obligation is not secured by a commitment to obtain a letter of credit.

ITEM 16. EXHIBITS.


   EXHIBIT
   NUMBER                                                    DESCRIPTION
-------------  --------------------------------------------------------------------------------------------------------
          1    Form of Purchase Agreement for offering of Preferred Securities+
          4(a) Certificate of Trust of PLC Capital Trust I+
          4(b) Declaration of Trust of PLC Capital Trust I+
          4(c) Form of Amended and Restated Declaration of Trust for PLC Capital Trust I+
          4(d) Subordinated Indenture, dated as of June 1, 1994, between Protective Life Corporation and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(h) to Protective Life Corporation's Current Report
                 on Form 8-K filed June 17, 1994)
          4(e) Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated Indenture between Protective
                 Life Corporation and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(h)(1) to
                 Protective Life Corporation's Current Report on Form 8-K filed June 17, 1994)
          4(f) Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between
                 Protective Life Corporation and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(l) to
                 Protective Life Corporation's Registration Statement on Form S-3 (No. 33-55063))
          4(g) Form of Supplemental Indenture No. 3 to the Subordinated Indenture between Protective Life Corporation and AmSouth Bank, as Trustee+
          4(h) Form of Preferred Security Certificate for PLC Capital Trust 1 (included as Exhibit A-1 of Exhibit 4(c)
                 hereto)
          4(i) Form of Guarantee with respect to Preferred Securities issued by PLC Capital Trust I+
          5(a) Opinion of Debevoise & Plimpton, counsel to Protective Life Corporation and PLC Capital Trust I, as to
                 legality of the Guarantee and the Subordinated Debt Securities+
          5(b) Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Protective Life Corporation and
                 PLC Capital Trust I, as to legality of the Preferred Securities+
          8    Opinion of Debevoise & Plimpton, special tax counsel to Protective Life Corporation and PLC Capital
                 Trust I, as to certain tax matters+
         12    Computation of Ratios of Consolidated Earnings to Fixed Charges+
         23(a) Consent of Coopers & Lybrand L.L.P.+
         23(b) Consent of Debevoise & Plimpton (included in Exhibit 5(a))
         23(c) Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(b))
         24    Power of Attorney of Board of Directors and Officers+

   EXHIBIT
   NUMBER                                                    DESCRIPTION
-------------  --------------------------------------------------------------------------------------------------------
         25(a) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of AmSouth Bank of Alabama, as Trustee under the Subordinated Indenture
         25(b) Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company, as Property Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust I+
         25(c) Statement of Eligibility under the Trust Indenture Act of 1939, as amended of Wilmington Trust Company, as Guarantee Trustee under the Preferred Securities Guarantee of Protective Life Corporation for the
                 benefit of the holders of Preferred Securities of PLC Capital Trust I+


------------------------


+Previously Filed.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, Protective Life Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 23, 1997.


                                Protective Life Corporation
                                (Registrant)

                                By:              /s/ JOHN D. JOHNS
                                     -----------------------------------------
                                                   John D. Johns
                                                   PRESIDENT AND
                                              CHIEF OPERATING OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Protective Life Corporation and on the dates indicated:


          SIGNATURES                      TITLE                  DATE
------------------------------  --------------------------  ---------------

                                Chairman of the Board and
              *                   Chief Executive Officer
------------------------------    (Principal Executive      April 23, 1997
     Drayton Nabers, Jr.          Officer)

                                President and Chief
      /s/ JOHN D. JOHNS           Operating Officer
------------------------------    (Principal Financial      April 23, 1997
        John D. Johns             Officer)

                                Vice President and
     /s/ JERRY W. DEFOOR          Controller and Chief
------------------------------    Accounting Officer        April 23, 1997
       Jerry W. DeFoor            (Principal Accounting
                                  Officer)

              *
------------------------------  Chairman Emeritus and       April 23, 1997
    William J. Rushton III        Director

              *
------------------------------  Director                    April 23, 1997
        John W. Woods

              *
------------------------------  Director                    April 23, 1997
   William J. Cabaniss, Jr.

              *
------------------------------  Director                    April 23, 1997
        H.G. Pattillo

              *
------------------------------  Director                    April 23, 1997
     John J. McMahon, Jr.

          SIGNATURES                      TITLE                  DATE
------------------------------  --------------------------  ---------------

              *
------------------------------  Director                    April 23, 1997
        A.W. Dahlberg

              *
------------------------------  Director                    April 23, 1997
      John W. Rouse, Jr.

              *
------------------------------  Director                    April 23, 1997
       Robert T. David

              *
------------------------------  Director                    April 23, 1997
     Ronald L. Kuehn, Jr.

              *
------------------------------  Director                    April 23, 1997
      Herbert A. Sklenar

              *
------------------------------  Director                    April 23, 1997
      James S.M. French

              *
------------------------------  Director                    April 23, 1997
     Robert A. Yellowlees




*By:     /s/ DEBORAH J. LONG
      -------------------------
           Deborah J. Long
          ATTORNEY-IN-FACT

    Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on April 23, 1997.


                                PLC Capital Trust I
                                (Registrant)

                                By:            /s/ RICHARD J. BIELEN
                                     -----------------------------------------
                                                 Richard J. Bielen
                                                  REGULAR TRUSTEE

                                By:             /s/ JERRY W. DEFOOR
                                     -----------------------------------------
                                                  Jerry W. DeFoor
                                                  REGULAR TRUSTEEE